THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (this "Agreement"), effective as of the 30th day of November, 2005, is by and between UNITED BANK, a Virginia banking corporation (the "Bank"); and VERSAR, INC. a Delaware corporation, GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company, VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation, and VEC, INC., a Pennsylvania corporation and successor to Versar Environmental Company, Inc. (individually and collectively, the "Borrower".)


WITHNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the amount of $5,000,000.00 made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (the "Note"); and

WHEREAS, the Note is issued pursuant to the terms of a certain Loan and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as modified in accordance with that certain First Modification Agreement dated as of May 5, 2004, that certain Second Modification Agreement dated as of May 12, 2004, and as otherwise amended, extended, increased, replaced and supplemented from time to time, the "Loan Agreement"); and

WHEREAS, as of the effective date hereof, the principal balance of the Note is $0.00 and the parties hereto desire to modify the Loan agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The maturity date of the Note is hereby extended to November
30, 2007. The definition of "Date of Maturity" on the Note and the Loan Agreement is hereby changed to November 30, 2007.
2.	The Loan Agreement is hereby further modified by replacing
"$6,500,000.00" with "8,500,000.00" in Section VI(A)(4).
3.	The other "Loan Documents", as defined in the Note, are
hereby modified to the extent necessary to carry out the proposes of this Agreement.
4.	The Borrower hereby acknowledges and agrees that, as of the
effective date hereof, the unpaid principal balance of the Note is $0.00 and that there are no set-offs or defenses against the Note, the Loan Agreement, or the other Loan Documents.


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5.	The parties to this Agreement do not intend that this Agreement be construed as a notation of the Note, the Loan Agreement, or any of the other Loan Documents.
5. a. The interest rate on the Note is hereby reduced to the "Prime Rate" (as defined in the Note.)
6.	    Except as hereby expressly modified, the Note and Loan
Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be place don the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.
7.	     This Agreement shall be governed in all respects by
the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals:


					UNITED BANK			(SEAL)

					By: 		\s\
						Dennis M. Coombe
						Executive Vice President




					VERSAR, INC.			(SEAL)

					By:  	        \s\
						Lawrence W. Sinnott
						Executive Vice President,
						Chief Operating Officer and
						Chief Financial Officer




					GEOMET TECHNOLOGIES, LLC	(SEAL)

					By:           \s\
						Lawrence W. Sinnott
						Vice President and Treasurer

					VERSAR GLOBAL SOLUTIONS, INC.  (SEAL)

					By:           \s\
						Lawrence W. Sinnott
						Vice President and Treasurer




					VEC, INC.  			(SEAL)

					By:           \s\
						Lawrence W. Sinnott
						Vice President and Treasurer